Exhibit 99.1

Contact:

Scott C. Harvard	M. Shane Bell
President and CEO	Executive Vice President and CFO
(540 465-9121	(540) 465-9121
sharvard@fbvirginia.com	sbell@fbvirginia.com

News Release
July 24, 2014

First National Corporation Announces $1.3 Million Increase in Second Quarter Earnings

Strasburg, Virginia (July 24, 2014) --- First National Corporation (the “Company”) (OTCBB: FXNC), the parent company of First Bank (the “Bank”), reported a $1.3 million increase in second quarter earnings.  Net income totaled $1.5 million, or $0.26 per basic and diluted share, for the three months ended June 30, 2014, compared to $261 thousand, or $0.01 per basic and diluted share, for the same period in 2013.  The Company’s earnings for the three-month period resulted in a return on average assets of 1.16% and a return on average equity of 11.05%.

Operating Highlights for the Second Quarter

•	Net income increased $1.3 million to $1.5 million
•	Return on average assets was 1.16%
•	Revenue from wealth management increased 26% to $472 thousand
•	“First Mortgage,” a new mortgage division, was announced
•	Assets under management exceeded $300 million for Wealth Management
•	Substandard loans decreased by $14.2 million, or 41%
•	Book value per share increased from $5.83 to $8.58 per common share
•	Cash dividends on common stock were reinstated

During the quarter, the Company announced the launch of First Mortgage, a new mortgage division of First Bank.  George Ballew, a seasoned lender, joined the Bank as Chief Executive Officer of the division.  The division is headquartered in Staunton, Virginia and provides a strategic opportunity to expand banking operations into a new market. First Mortgage is a natural extension of the Company's core banking franchise.

“Earnings for the quarter were positively impacted by growth in non-interest income combined with a continued focus on managing non-interest expense. Wealth Management reached record levels of assets under management during the quarter and deposit relationships generated significant income to the Company,” said Scott C. Harvard, President and CEO of the Company and the Bank.  “We are also excited about our First Mortgage initiative in Staunton, Virginia and anticipate the newly formed mortgage division will make additional contributions to non-interest revenue in 2015.”

Second Quarter Earnings

Net income totaled $1.5 million for the second quarter of 2014, compared to $261 thousand for the same period of 2013.  The return on average assets was 1.16% for the second quarter compared to 0.19% for the same quarter one year ago, and the return on average equity was 11.05% compared to 2.32% for the same period in 2013.

Net interest income totaled $4.6 million for the quarter, compared to $4.7 million for the same period one year ago.  The net interest margin was 3.81% compared to 3.71% for the second quarter of 2013.  Revenue from service charges on deposit accounts increased by $178 thousand, or 38% and revenue from wealth management fees increased by $97 thousand, or 26%, comparing the second quarter to the same period one year ago.  The improvement in wealth management revenue was driven by assets under management that increased by $61 million, or 24%, to $312 million at June 30, 2014 compared to $251 million one year ago.  Total noninterest income, excluding a one-time gain on termination of a postretirement benefit, increased by $230 thousand, or 15% comparing the same periods.
Noninterest expense decreased $214 thousand, or 4%, to $4.5 million for the quarter compared to $4.8 million for the same period in the prior year.  Expenses from other real estate owned decreased by $446 thousand and the FDIC assessment expense decreased by $58 thousand, or 32%.  These decreases were partially offset by increases in expenses that included other operating expense, which was $147 thousand, or 25%, higher than the second quarter of 2013 and salaries and employee benefits, which were $111 thousand, or 5%, higher than the same quarter one year ago.  Increases in other operating expenses were primarily attributable to higher bank franchise tax from higher levels of capital, and expenses related to a new feature provided to our checking account customers that provides cash back rewards.

The Bank recorded a recovery of loan losses totaling $400 thousand during the quarter, which resulted in a total allowance for loan losses of $10.0 million or 2.72% of total loans at June 30, 2014.  The recovery of loan losses was primarily a result of a decrease in the general allocation from an improvement in the historical loss experience and stable asset quality.  This compared to a provision for loan losses of $2.5 million and an allowance for loan losses of $12.5 million, or 3.31% of total loans, at the end of the second quarter of 2013.

Year-to-Date Performance

Net income totaled $2.7 million for the six months ended June 30, 2014, compared to $1.2 million for the same period of 2013.  The return on average assets was 1.03% for the period compared to 0.47% for the same period one year ago, and the return on average equity was 9.81% compared to 5.57% for the same period in 2013.

Net interest income totaled $9.1 million for the period, compared to $9.3 million for the same period one year ago.  The net interest margin was 3.77% compared to 3.75% for the same period of 2013.  Noninterest income, excluding a one-time gain on termination of a postretirement benefit, increased by $349 thousand, or 12% when comparing the periods.  Revenues from service charges on deposits increased $350 thousand, or 38%, and revenues from wealth management increased $129 thousand, or 16%, when comparing the six months ended June 30, 2014 to the same period of 2013.

Noninterest expense decreased $709 thousand, or 7%, to $9.2 million for the period compared to $9.9 million for the same period in the prior year.  Expenses from other real estate owned decreased by $522 thousand and the FDIC assessment expense decreased by $227 thousand, or 44%.

The Bank recorded a recovery of loan losses totaling $600 thousand for the period.  The recovery of loan losses was primarily a result of a decrease in the general allocation from an improvement in the historical loss experience and stable asset quality.  This compared to a provision for loan losses of $2.3 million for the same period of 2013.

Capital and Asset Quality

Substandard loans decreased by $14.2 million, or 41%, to $20.3 million at the end of the second quarter compared to $34.5 million for the same period one year ago.  Nonperforming assets increased slightly to $13.4 million at June 30, 2014 compared to $13.2 million one year ago, and troubled debt restructurings increased to $978 thousand from $838 thousand, comparing the same periods.

Total shareholders’ equity increased $13.6 million to $56.7 million at June 30, 2014, compared to $43.1 million one year ago.  The book value per common share was $8.58 at the end of the second quarter.  Regulatory capital ratios were higher than previous periods, with the total risk-based capital ratio at 18.64% at June 30, 2014.

Caution about Forward Looking Statements

Certain information contained in this discussion may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to the Company’s future operations and are generally identified by phrases such as “the Company expects,” “the Company believes” or words of similar import. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For details on factors that could affect expectations, see the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, and other filings with the Securities and Exchange Commission.

About the Company

First National Corporation, headquartered in Strasburg, Virginia, is the bank holding company of First Bank. First Bank offers loan, deposit, trust and investment products and services from 10 office locations located throughout the northern Shenandoah Valley region of Virginia, which includes Shenandoah County, Warren County, Frederick County and the City of Winchester.  Banking services are also accessed from the Bank’s website, www.fbvirginia.com, and from a network of ATMs located throughout its market area.  First Bank also owns First Bank Financial Services, Inc., which invests in entities that provide investment services and title insurance.

FIRST NATIONAL CORPORATION
Quarterly Performance Summary
(in thousands, except share and per share data)
	(unaudited) For the Quarter Ended
Income Statement	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013
Interest income
Interest and fees on loans	$ 4,403	$ 4,215	$ 4,422	$ 4,673	$ 4,816
Interest on deposits in banks	14	16	16	18	17
Interest on securities available for sale	657	657	636	577	519
Dividends on restricted securities	21	21	19	18	19
Total interest income	$ 5,095	$ 4,909	$ 5,093	$ 5,286	$ 5,371

Interest expense
Interest on deposits	$ 373	$ 400	$ 458	$ 572	$ 632
Interest on trust preferred capital notes	54	54	56	55	55
Interest on other borrowings	30	29	30	30	30
Total interest expense	$ 457	$ 483	$ 544	$ 657	$ 717

Net interest income	$ 4,638	$ 4,426	$ 4,549	$ 4,629	$ 4,654
Provision for (recovery of) loan losses	(400)	(200)	(2,950)	275	2,500
Net interest income after provision for (recovery of) loan losses	$ 5,038	$ 4,626	$ 7,499	$ 4,354	$ 2,154

Noninterest income
Service charges on deposit accounts	$ 642	$ 630	$ 654	$ 627	$ 464
ATM and check card fees	366	335	354	373	365
Wealth management fees	472	484	463	406	375
Fees for other customer services	126	87	89	86	128
Gains on sale of loans	-	3	22	47	65
Net gains on sale of securities	22	-	-	-	-
Gain on termination of postretirement benefit	-	-	-	-	543
Other operating income	96	77	189	86	97
Total noninterest income	$ 1,724	$ 1,616	$ 1,771	$ 1,625	$ 2,037

Noninterest expense
Salaries and employee benefits	$ 2,554	$ 2,509	$ 3,040	$ 2,411	$ 2,443
Occupancy	278	315	302	306	296
Equipment	295	304	319	302	288
Marketing	125	109	41	81	113
Stationery and supplies Legal and professional fees	93 246	80 202	66 340	66 237	81 219
ATM and check card fees	163	163	166	176	168
FDIC assessment	122	172	174	189	180
Other real estate owned, net	(70)	31	380	252	376
Net losses on disposal of premises and equipment	-	2	393	-	3
Loss on lease termination	-	-	263	-	-
Other operating expense	740	726	748	628	593
Total noninterest expense	$ 4,546	$ 4,613	$ 6,232	$ 4,648	$ 4,760

Income (loss) before income taxes	$ 2,216	$ 1,629	$ 3,038	$ 1,331	$ (569)
Income tax provision (benefit)	674	483	(4,352)	91	(830)
Net income	$ 1,542	$ 1,146	$ 7,390	$ 1,240	$ 261
Effective dividend and accretion on preferred stock	260	221	228	229	230
Net income available to common shareholders	$ 1,282	$ 925	$ 7,162	$ 1,011	$ 31
Common Share and Per Common Share Data
Net income, basic and diluted	$ 0.26	$ 0.19	$ 1.46	$ 0.21	$ 0.01
Shares outstanding at period end	4,902,582	4,901,464	4,901,464	4,901,464	4,901,464
Weighted average shares, basic and diluted	4,901,599	4,901,464	4,901,464	4,901,464	4,901,464
Book value at period end	$ 8.58	$ 8.24	$ 7.96	$ 5.93	$ 5.83
Cash dividends	$ 0.025	$ -	$ -	$ -	$ -

FIRST NATIONAL CORPORATION
Quarterly Performance Summary
(in thousands, except share and per share data)
	(unaudited) For the Quarter Ended
	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013
Key Performance Ratios
Return on average assets	1.16%	0.88%	5.55%	0.92%	0.19%
Return on average equity	11.05%	8.53%	62.92%	11.44%	2.32%
Net interest margin	3.81%	3.72%	3.68%	3.68%	3.71%
Efficiency ratio (1)	71.94%	74.85%	81.40%	69.60%	70.54%

Average Balances
Average assets	$ 531,250	$ 525,337	$ 528,475	$ 535,885	$ 540,081
Average earning assets	496,304	490,521	496,619	505,888	509,940
Average shareholders’ equity	55,965	54,460	46,569	43,001	45,096

Asset Quality
Loan charge-offs	$ 306	$ 239	$ 192	$ 955	$ 3,067
Loan recoveries	429	79	1,911	77	289
Net charge-offs (recoveries)	(123)	160	(1,719)	878	2,778
Non-accrual loans	11,221	11,697	11,678	8,000	9,091
Other real estate owned, net	2,221	2,991	3,030	3,833	4,084
Nonperforming assets	13,443	14,688	14,708	11,833	13,175
Loans over 90 days past due, still accruing	325	111	49	2,150	1,889
Troubled debt restructurings, accruing	978	986	829	834	838
Special mention loans	19,807	20,606	19,660	23,226	26,432
Substandard loans, accruing	20,315	21,917	22,909	31,119	34,466
Doubtful loans	-	-	-	-	-

Capital Ratios
Tier 1 capital	$ 64,732	$ 63,041	$ 61,800	$ 56,830	$ 55,773
Total capital	69,455	67,687	66,437	61,565	60,623
Total capital to risk-weighted assets	18.64%	18.49%	18.21%	16.57%	15.94%
Tier 1 capital to risk-weighted assets	17.38%	17.22%	16.94%	15.29%	14.66%
Leverage ratio	12.22%	12.05%	11.75%	10.61%	10.33%

Balance Sheet
Cash and due from banks	$ 6,587	$ 7,106	$ 5,767	$ 8,649	$ 8,104
Interest-bearing deposits in banks	12,735	27,017	25,741	29,221	23,045
Securities available for sale, at fair value	108,884	110,561	103,301	105,321	105,163
Restricted securities, at cost	1,636	1,636	1,804	1,804	1,805
Loans, net of allowance for loan losses	357,484	349,250	346,449	354,952	365,035
Premises and equipment, net	16,305	16,470	16,642	17,417	17,992
Accrued interest receivable	1,258	1,305	1,302	1,339	1,425
Other assets	20,434	21,250	21,884	17,752	18,170
Total assets	$ 525,323	$ 534,595	$ 522,890	$ 536,455	$ 540,739

Noninterest-bearing demand deposits	$ 99,396	$ 101,813	$ 92,901	$ 95,609	$ 91,946
Savings and interest-bearing demand deposits	235,929	239,725	234,054	229,990	232,763
Time deposits	115,873	120,151	123,756	145,664	151,249
Total deposits	$ 451,198	$ 461,689	$ 450,711	$ 471,263	$ 475,958
Other borrowings	6,039	6,046	6,052	6,058	6,064
Trust preferred capital notes	9,279	9,279	9,279	9,279	9,279
Other liabilities	2,151	2,614	3,288	6,244	6,377
Total liabilities	$ 468,667	$ 479,628	$ 469,330	$ 492,844	$ 497,678

FIRST NATIONAL CORPORATION Quarterly Performance Summary (in thousands, except share and per share data)

	(unaudited)
	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013

Balance Sheet (continued)
Preferred stock	$ 14,595	$ 14,595	$ 14,564	$ 14,525	$ 14,485
Common stock	6,127	6,127	6,127	6,127	6,127
Surplus	6,814	6,813	6,813	6,813	6,813
Retained earnings	29,524	28,286	27,360	20,199	19,188
Accumulated other comprehensive loss, net	(404)	(854)	(1,304)	(4,053)	(3,552)
Total shareholders’ equity	$ 56,656	$ 54,967	$ 53,560	$ 43,611	$ 43,061
Total liabilities and shareholders’ equity	$ 525,323	$ 534,595	$ 522,890	$ 536,455	$ 540,739

Loan Data
Mortgage loans on real estate:
Construction and land development	$ 32,795	$ 33,876	$ 34,060	$ 34,404	$ 44,305
Secured by farm land	1,234	1,257	1,264	1,302	1,318
Secured by 1-4 family residential	151,043	147,541	141,961	142,446	145,628
Other real estate loans	145,249	141,462	144,704	155,389	158,516
Loans to farmers (except those secured by real estate)	3,067	3,060	3,418	2,130	2,093
Commercial and industrial loans (except those secured by real estate)	21,730	20,321	19,385	19,186	17,608
Consumer installment loans	4,859	4,816	4,935	5,420	5,973
Deposit overdrafts	229	213	279	187	99
All other loans	7,284	6,987	7,087	6,363	1,973
Total loans	$ 367,490	$ 359,533	$ 357,093	$ 366,827	$ 377,513
Allowance for loan losses	(10,006)	(10,283)	(10,644)	(11,875)	(12,478)
Loans, net	$ 357,484	$ 349,250	$ 346,449	$ 354,952	$ 365,035

Reconciliation of Tax-Equivalent Net Interest Income
GAAP measures:
Interest income – loans	$ 4,403	$ 4,215	$ 4,422	$ 4,673	$ 4,816
Interest income – investments and other	692	694	671	613	555
Interest expense – deposits	373	400	458	572	632
Interest expense – other borrowings	30	29	30	30	30
Interest expense – trust preferred capital notes	54	54	56	55	55
Total net interest income	$ 4,638	$ 4,426	$ 4,549	$ 4,629	$ 4,654
Non-GAAP measures:
Tax benefit realized on non-taxable interest income – loans	$ 28	$ 29	$ 21	$ 23	$ 24
Tax benefit realized on non-taxable interest income – municipal securities	49	49	43	39	39
Total tax benefit realized on non-taxable interest income	$ 77	$ 78	$ 64	$ 62	$ 63
Total tax-equivalent net interest income	$ 4,715	$ 4,504	$ 4,613	$ 4,691	$ 4,717

FIRST NATIONAL CORPORATION
Year-to-Date Performance Summary
(in thousands, except share and per share data)

	(unaudited) For the Six Months Ended
Income Statement	June 30, 2014	June 30, 2013
Interest and dividend income
Interest and fees on loans	$ 8,618	$ 9,749
Interest on federal funds sold	-	-
Interest on deposits in banks	30	27
Interest and dividends on securities available for sale:
Taxable interest	1,124	815
Tax-exempt interest	190	149
Dividends	42	38
Total interest and dividend income	$ 10,004	$ 10,778

Interest expense
Interest on deposits	$ 772	$ 1,338
Interest on trust preferred capital notes	108	111
Interest on other borrowings	59	59
Total interest expense	$ 939	$ 1,508

Net interest income	$ 9,065	$ 9,270
Provision for (recovery of) loan losses	(600)	2,250
Net interest income after provision for loan losses	$ 9,665	$ 7,020

Noninterest income
Service charges on deposit accounts	$ 1,273	$ 923
ATM and check card fees	700	698
Wealth management fees	956	827
Fees for other customer services	213	216
Gains on sale of loans	3	124
Net gains on sale of securities available for sale	22	-
Other operating income	174	747
Total noninterest income	$ 3,341	$ 3,535

Noninterest expense
Salaries and employee benefits	$ 5,063	$ 5,077
Occupancy	593	674
Equipment	599	587
Marketing	235	223
Stationery and supplies Legal and professional fees	174 449	156 398
ATM and check card fees	326	326
FDIC assessment	294	521
Other real estate owned, net	(39)	483
Net losses on disposal of premises and equipment	2	-
Other operating expense	1,465	1,425
Total noninterest expense	$ 9,161	$ 9,870

Income before income taxes	$ 3,845	$ 685
Income tax provision (benefit)	1,157	(559)
Net income	$ 2,688	$ 1,244
Effective dividend and accretion on preferred stock	481	455
Net income available to common shareholders	$ 2,207	$ 789

Common Share and Per Common Share Data
Net income, basic and diluted	$ 0.45	$ 0.16
Shares outstanding at period end	4,902,582	4,901,464
Weighted average shares, basic and diluted	4,901,532	4,901,464
Book value at period end	$ 8.58	$ 5.83
Cash dividends	$ 0.025	$ -

FIRST NATIONAL CORPORATION
Year-to-Date Performance Summary
(in thousands, except share and per share data)

	(unaudited) For the Six Months Ended
	June 30, 2014	June 30, 2013
Key Performance Ratios
Return on average assets	1.03%	0.47%
Return on average equity	9.81%	5.57%
Net interest margin	3.77%	3.75%
Efficiency ratio	73.36%	74.14%

Average Balances
Average assets	$ 528,321	$ 534,854
Average earning assets	493,428	504,242
Average shareholders’ equity	55,229	45,028

Asset Quality
Loan charge-offs	$ 545	$ 3,345
Loan recoveries	507	498
Net charge-offs	38	2,847

Reconciliation of Tax-Equivalent Net Interest Income
GAAP measures:
Interest income – loans	$ 8,618	$ 9,749
Interest income – investments and other	1,386	1,029
Interest expense – deposits	772	1,338
Interest expense – other borrowings	59	59
Interest expense – trust preferred capital notes	108	111
Total net interest income	$ 9,065	$ 9,270
Non-GAAP measures:
Tax benefit realized on non-taxable interest income – loans	$ 56	$ 38
Tax benefit realized on non-taxable interest income – municipal securities	98	76
Total tax benefit realized on non-taxable interest income	$ 154	$ 114
Total tax-equivalent net interest income	$ 9,219	$ 9,384

(1) The efficiency ratio is computed by dividing noninterest expense excluding other real estate owned expense, loss on land lease termination and net losses on disposal of premises and equipment by the sum of net interest income on a tax equivalent basis and noninterest income excluding gains and losses on sales of securities and gain on termination of postretirement benefit.  Tax equivalent net interest income is calculated by adding the tax benefit realized from interest income that is nontaxable to total interest income then subtracting total interest expense. The tax rate utilized in calculating the tax benefit is 34%. See the table above for the quarterly tax-equivalent net interest income and a reconciliation of net interest income to tax-equivalent net interest income.  The efficiency ratio is a non-GAAP financial measure that management believes provides investors with important information regarding operational efficiency.  Such information is not in accordance with generally accepted accounting principles (GAAP) and should not be construed as such.  Management believes such financial information is meaningful to the reader in understanding operational performance, but cautions that such information not be viewed as a substitute for GAAP.